Exhibit 99.1


[CAPITAL TRUST LOGO]

Contact:      Rubenstein Associates
              Robert Solomon: (212) 843-8050


                    Edward S. Hyman Joins Capital Trust Board
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NEW YORK, NY - March 30, 2005 - Capital Trust,  Inc. (NYSE:  CT) today announced that Edward S. Hyman has been elected to the Company's Board of Directors.

"We are delighted to welcome Ed Hyman to the Capital Trust Board," said Sam Zell, Chairman. "His perspective and insights will be invaluable to our company."

Ed Hyman has been ranked Institutional Investor's #1 Wall Street economist for each of the past 25 years. His research reports on the US and foreign economies are widely quoted in the press and followed by institutional investors worldwide. Ed is Chairman of ISI Group Inc., a broker-dealer, and ISI Inc., a registered investment advisor, which he founded in 1991. Prior to forming ISI, Ed was Vice Chairman and a member of the Board of C.J. Lawrence Inc., which he joined in 1972.


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Capital Trust,  Inc. is a finance and investment  management  company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $4.7 billion of commercial real estate mezzanine investments.